UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2012

Sur Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-171141	26-2292370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

500 Newport Center Drive, Suite 800, Newport Beach, CA 92660
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (888) 532-5522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 29, 2012, Sur Ventures, Inc., a Nevada corporation (“Registrant”) executed a senior secured promissory note in the amount of $169,000 with Linda Fischer, the Registrant’s officer, director, and principal stockholder (the “Note”). The Note is payable on July 16, 2012, and bears interest of 10% per annum. This brief description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report.  The Note is secured by a security agreement between the Registrant and Ms. Fischer that was previously entered into on May 9, 2012 (“Security Agreement”).  The Security Agreement is included as Exhibit 10.2 to the Registrant’s current report on Form 8-K filed on May 11, 2012.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Note.

Item 9.01 Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Senior Secured Promissory Note dated May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Sur Ventures, Inc.

Date: May 30, 2012	By:	/s/ Linda Fischer
Linda Fischer
President